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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K


                          AMENDMENT TO CURRENT REPORT
                     FILED PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): JUNE 16, 1998





                        CMG INFORMATION SERVICES, INC.
            (Exact name of registrant as specified in its charter)



         DELAWARE                    0-22846                     04-2921333
(State or other jurisdiction   (Commission File Number)        (IRS Employer
    of incorporation)                                       Identification No.)





                   100 BRICKSTONE SQUARE, ANDOVER, MA  01810
         (Address of principal executive offices, including Zip Code)

                                (978) 684-3600
             (Registrant's telephone number, including area code)



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ITEM 5.  OTHER EVENTS.
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     On June 16, 1998, CMG Information Services, Inc. ("CMG"), a Delaware
corporation, through CMG-InSolutions Merger Corporation ("Merger Sub"), a Delaware corporation and a wholly-owned subsidiary of CMG, completed the acquisition of InSolutions Incorporated ("InSolutions"), a California corporation, pursuant to a merger of InSolutions with and into Merger Sub, with Merger Sub becoming the surviving corporation. Upon the consummation of the merger, Merger Sub was renamed "InSolutions Incorporated" (the "Surviving Corporation"). InSolutions is a Santa Clara, California-based provider of turnkey services, which include supply chain management, inventory management, manufacturing assembly, CD-ROM duplication services and demonstration disks.

     CMG committed in the acquisition an aggregate amount of approximately
$17 million, consisting of approximately $8.5 million in CMG common stock (based on an average trading price of unrestricted CMG common stock near the date of the merger), $5 million in cash and an additional $4.2 million in a note to a former employee stockholder of InSolutions who will continue as a member of management of the Surviving Corporation. CMG financed the cash portion from additional bank borrowings of its subsidiary, SalesLink Corporation.

     The shares of CMG common stock issued in the merger (the "CMG Shares") are not registered under the Securities Act of 1933, as amended, and are subject to an Investment Representation and Lockup Agreement (the "Lockup Agreement"). The Lockup Agreement prohibits transfer of the CMG Shares, without the permission of the Company, for a period of twelve months following the merger. The holders of the CMG Shares are entitled to a required registration under Form S-3 after twelve months from the date of the merger, as well as certain other registration rights, with respect to CMG Shares no longer subject to the Lockup Agreement.

     The acquisition will be accounted for as a purchase. The purchase price will be allocated to the assets acquired and liabilities assumed based on their estimated fair market values. Results of operations for the Surviving Corporation will be included in the Company's consolidated operating results for periods subsequent to the date of acquisition.

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          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                       CMG INFORMATION SERVICES, INC.
                                              (Registrant)



                                       /s/ Andrew J. Hajducky III
                                       ---------------------------
July 1, 1998                           Andrew J. Hajducky III, CPA
                                       Chief Financial Officer and Treasurer

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